Exhibit 99.2

Certain Remarks of Fred B. Parks at a Urologix, Inc. Teleconference Held on April 23, 2004:

•	Gross margin percent improved 125 basis points from the prior quarter to 65%, 405 basis points ahead of the prior year quarter.

•	Only 10% of our receivables are over 90 days.

•	99% of revenue [for the quarter ended March 31, 2004] was derived from US sales.

•	An extraordinary 25 control boxes were sold during the quarter.

•	During third quarter of 2004, Urologix added 28 new customers.

•	We did enjoy modest average selling price improvement on our disposable products both as a result of the price standardization initiative and a mix shift to the US.

•	At least three-fourths, maybe more, of our sales team will show substantial revenue growth in their territories compared to prior year.

•	Penetration of the Cooled ThermoCath, our newest technology, continues to advance with Cooled ThermoCath shipments constituting 39% of the Targis line during the quarter just completed.

•	Similarly, RTU+ (rectal thermosensing unit) is 44% of current Targis shipments.